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                        [LETTERHEAD OF QUARLES & BRADY]

                                                                      EXHIBIT 11
                                                                      ----------


           August 19, 1998



Heartland Group, Inc.
790 North Milwaukee Street
Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

     In connection with the registration of shares of Heartland Value Fund, a series of Heartland Group, Inc., a Maryland corporation (the "Registrant"), you have requested that we furnish you with the following opinion, which we understand is to be used in connection with and to included as an exhibit to the Registration Statement on Form N-14 (the "Registration Statement") to be filed with the Securities and Exchange Commission.

     We understand that the shares of Common Stock of Heartland Value Fund to which the Registration Statement relates will be issued in exchange for outstanding shares of Heartland Small Cap Contrarian Fund, another separate series of the Registrant, pursuant to the terms of a Plan of Reorganization and Liquidation (the "Plan of Reorganization"), dated August 19, 1998, all as described in the Registrant's Registration Statement. For purposes of rendering this opinion, we have examined originals or copies of such documents as we consider necessary, including those listed below. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     The documents we have examined include:

          1. The Registration Statement;

          2. Registrant's Articles of Incorporation and Articles Supplementary as filed with the State of Maryland State Department of Assessments and Taxation;

          3. The Plan of Reorganization;

          4. Resolutions adopted by Registrant's Board of Directors at an August 17, 1998 special meeting, authorizing the transactions described in the Plan of Reorganization; and

          5. Such certificates of public officials and other public documents, certificates of officers and representatives of the parties to the Plan of Reorganization and such matters of law as we have deemed relevant to the opinions expressed herein.

     Based upon and subject to the foregoing, after having given due regard to such issues of law as we deemed relevant, and assuming that:

          1. The Registration Statement becomes and then remains effective, and the Proxy Statement/Prospectus which is a part thereof and your Proxy Statement/Prospectus delivery procedures with respect thereto fulfill all the requirements of the Securities Act